                                   EXHIBIT F

                           STOCK REPURCHASE AGREEMENT


         THIS AGREEMENT, dated as of January 15, 1997, is made by and among WLR FOODS, INC., a Virginia corporation (WLR), CUDDY FARMS, INC., a North Carolina corporation (Cuddy), COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "Rabobank Nederland", New York Branch (Rabobank), THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (Prudential) (Rabobank and Prudential collectively are referred to herein as "the Banks"), and CRESTAR BANK, as Trustee (the Trustee).

                                        RECITALS:

         A. Pursuant to an Asset Purchase Agreement dated July 27, 1994, WLR issued 1,774,999 shares of its common stock (adjusted for splits) to Cuddy. Under the terms of a Voting Trust Agreement dated August 29, 1994, the 1,774,999 shares of WLR common stock were issued to the Trustee, who in turn issued to Cuddy voting trust certificates representing such shares. The shares issued pursuant to the Asset Purchase Agreement shall be referred to herein as the "Shares" and the voting trust certificates representing such Shares shall be referred to herein as the "Voting Trust Certificates".

         B. WLR and Cuddy entered into a Registration Rights Agreement dated August 29, 1994. The Shares have not been registered with the United States Securities and Exchange Commission.

         C. The parties hereto entered into a Put and Call Agreement dated August 29, 1994, in which WLR agreed to be bound by certain "put" provisions and the Banks agreed to be bound by certain "call" provisions as described therein.

         D. Cuddy entered into certain pledge agreements dated August 29, 1994 with the Banks by which it granted first priority security interests to Rabobank and second priority security interests to Prudential in the Shares and Voting Trust Certificates for the purpose of securing the payment and performance of Cuddy under respective loan agreements with the Banks.

         E. Cuddy has agreed to sell and WLR has agreed to purchase the Shares, and the Banks have agreed to release their respective security interests in the Shares and the Voting Trust Certificates, all upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the covenants and conditions hereinafter set forth, the parties covenant and agree as follows:

         1.      Redemption of Cuddy Shares.

                 1.1 Transaction. Cuddy agrees to convey, and WLR agrees to acquire, the Shares at a price of ten dollars ($10.00) per share. Cuddy and WLR have agreed to the following closing schedule: WLR shall purchase and Cuddy shall convey 887,499 Shares on January 17, 1997; WLR shall purchase and Cuddy shall convey 443,750 Shares on March 31, 1997; the balance of the Shares shall be purchased by WLR and conveyed by Cuddy on June 30, 1997. All closings shall take place at 10:00 a.m. at the office of WLR's legal counsel or such other time and place mutually agreed upon by the parties. All such dates are referred to herein as "the Closing". Payment for the Shares transferred shall be paid at each Closing by certified or bank cashier's check or other current funds acceptable to Rabobank, provided however at the January 17, 1997 Closing, Nine Hundred Thousand Dollars ($900,000), of the payment due on such date shall be paid to Prudential by wire transfer of immediately available federal funds and the Seven Million Nine Hundred Seventy-Four Thousand Nine Hundred Ninety Dollar ($7,974,990) balance shall be paid to Rabobank by wire transfer of immediately available federal funds.

                 1.2 Release of Security Interests. Concurrently with WLR's payment of the purchase price of the Shares on each of the respective Closing Dates set forth above, (i) Rabobank shall surrender to the Trustee, Voting Trust Certificates representing the number of Shares to be purchased by WLR on such date, and (ii) the Banks shall each release and terminate their respective security interests and other liens in the Shares and related Voting Trust Certificates to be purchased by WLR on such date and execute and deliver any and all lien release documents as necessary to terminate all UCC financing statements recorded by the Banks, with respect to such liens. Immediately upon surrender of the Voting Trust Certificates at the Trustee's offices, Trustee shall deliver to WLR certificates for the number of shares of WLR stock represented by the surrendered

Voting Trust Certificates. Upon WLR's receipt of such share certificates, WLR shall deliver to the Trustee, certificates for the remaining number of Shares, if any, owned by Cuddy. Upon the Trustee's receipt of such share certificates, the Trustee and Cuddy shall execute and deliver to Rabobank, new Voting Trust Certificates representing the remaining Shares, if any.

         2. Representations and Warranties of Cuddy. Cuddy represents and warrants to WLR on the date hereof (which representations and warranties shall be certified true at and as of the Closing) as follows:

                 2.1 Due Incorporation. Cuddy is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina, the state of its incorporation.

                 2.2 Corporate Power of Cuddy. Cuddy has the full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Neither the execution and delivery of this Agreement nor the consummation of the transactions herein contemplated will violate any provision of the Articles of Incorporation or Bylaws of Cuddy. The execution and delivery of this Agreement by Cuddy and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Cuddy. This Agreement is the valid and binding obligation of Cuddy enforceable according to its terms.

                 2.3 Options. Cuddy is not a party to, or bound by any option, warrant, call or other agreement relating to the sale or disposition of any of the Shares, except as referenced in the Recitals of this Agreement.

                 2.4 No Breach. The consummation of the transactions herein contemplated including, but not limited to, the execution, delivery and consummation of this Agreement and the documents required to effect the transactions herein contemplated do not (a) constitute a violation of or default under, conflict with or result in a breach of (i) any terms of any mortgage, indenture, bond, lease, instrument, contract or other agreement to which Cuddy is or may be bound or constitute a default thereunder (either immediately or upon notice, lapse of time or both), except as referenced in the Recitals of this Agreement, (ii) any judgment, order, award, decree of any court, administrative agency or governmental body, or (iii) any Federal, state or local statute, law, ordinance, rule or regulation; or (b) result in the creation or imposition of any lien or other encumbrance on the Shares or give to any person other than WLR any interest or right in the Shares.

                 2.5 Title to Shares. Except for the encumbrances referenced in the Recitals of this Agreement, Cuddy owns, free and clear of any lien or other encumbrance, and shall have full power and authority to convey free and clear of any lien or other encumbrance, the Shares and, upon delivery of and payment for the Shares as herein provided, WLR will acquire good and valid title thereto, free and clear of any lien or other encumbrance.

         3. Representations and Warranties of WLR. WLR represents and warrants to Cuddy on the date hereof (which representations and warranties shall be true at and as of the date of Closing) as follows:

                 3.1 Due Incorporation. WLR is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, the state of its incorporation.

                 3.2 Corporate Power of WLR. WLR has the full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Neither the execution and delivery of this Agreement nor the consummation of the transactions herein contemplated will violate any agreement to which WLR is a party or by which WLR is bound or any provision of the Articles of Incorporation or Bylaws of WLR. The execution and delivery of this Agreement by WLR and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of WLR. This Agreement is the valid and binding obligation of WLR enforceable according to its terms.

         4. Closing Requirements for Cuddy. At each Closing, Cuddy shall take any and all steps necessary to ensure delivery to WLR of the stock certificates representing the Shares, duly endorsed, in blank or with duly executed stock powers attached, in proper form for transfer with all signatures guaranteed, at the expense of Cuddy.

         5. Closing Requirements for WLR. At the first Closing, WLR shall deliver to Cuddy a copy of the relevant excerpt from the minutes of the meeting of the Board of Directors of WLR authorizing the execution and performance of this Agreement and the transactions contemplated by this Agreement by WLR certified by the Secretary or Assistant Secretary of WLR. At each Closing, WLR shall deliver to Cuddy, or its designee, cash payments as required by subsection 1.1 of this Agreement.

         6. Closing Conditions. Each Closing is conditioned upon the fulfillment of the Closing requirements of Cuddy and WLR as set forth in Sections 4 and 5 above.

                 In addition, WLR and Cuddy must be current in their payments to each other and not in default with regard to the Turkey Poult Marketing Agreement and the Feed Supply Agreement.

                 If either party fails to close due to the failure to comply with the Closing conditions set forth herein, the nondefaulting party, in addition to any other remedies available at law or in equity, may require specific performance, and all reasonable attorney's fees incurred in enforcing the contract shall be paid by the defaulting party.

         7. Dividends. Prior to the conclusion of the transactions contemplated by this agreement, the holder of each Voting Trust Certificate shall be entitled to receive dividends paid by WLR, if any, on shares represented by Voting Trust Certificates held by the Trustee as of the record date, in the amount of such dividends.

         8. Termination of Agreements: The Registration Rights Agreement, the Voting Trust Agreement, and the Put and Call Agreement shall remain in full force and effect, unless modified by the terms of this Agreement as to the Shares not yet purchased by WLR, until the completion of the transactions contemplated by this Agreement. Notwithstanding the above, however, the Banks agree not to exercise their rights under the Put and Call Agreement unless WLR breaches the terms of this Agreement and has not cured such breach within ten
(10) days notice of the breach.

         9.      Miscellaneous.

                 9.1 Publicity. Except as otherwise required by law, no publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued without advance approval of the form and substance thereof by WLR .

                 9.2 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either delivered personally to the addressee, faxed to the addressee or mailed, certified or registered mail or express mail, postage prepaid, and shall be deemed received when so delivered personally, or received via fax or if by certified or registered mail, four days after the date of mailing, or if express mailed, two days after the date of mailing as follows:

                          (a)     if to Cuddy to:
                                  Cuddy Farms, Inc.
                                  P. O. Box 247
                                  Marshville, NC 28103-0247
                                  Attn: Vaughan L. Correll
                                  Fax No. 704-624-5772

                                  With a required copy to:

                                  J. Rob Collins, Esquire
                                  Blake, Cassels & Graydon
                                  Suite 2800, Box 25
                                  Commerce Court West
                                  Toronto, Canada M5L 1A9
                                  Fax No. 416-863-2653

                                  and

                                  David E. Johnston, Esquire
                                  Hunton & Williams
                                  One NationsBank Plaza
                                  Suite 2650
                                  101 South Tryon Street
                                  Charlotte, NC 28280
                                  Fax No. 704-378-4890

                          (b)     if to WLR, to:

                                  WLR Foods, Inc.
                                  P. O. Box 7000
                                  Broadway, VA 22815-7000
                                  Attn: James L, Keeler, President
                                  (540) 896-0498 fax

                                  With a required copy to:

                                  John W. Flora, Esquire
                                  Wharton, Aldhizer & Weaver, P.L.C.
                                  100 South Mason Street
                                  P. O. Box 20028
                                  Harrisonburg, VA 22801-7528
                                  (540) 434-5502 fax

                          (c)     if to Rabobank, to:

                                  Rabobank Nederland
                                  245 Park Avenue
                                  New York, NY 10167
                                  Attn: Legal Dept.
                                  Fax No. 212-818-0233

                                  With a required copy to:

                                  Rabobank Nederland
                                  1 Atlanta Center
                                  Suite 3450
                                  1201 W. Peachtree Street
                                  Atlanta, GA 30309-3400
                                  Attn: Steve Rich
                                  Fax No. 404-877-9150

                          (d)     if to Prudential, to:

                                  The Prudential Insurance Company of America
                                  801 Warrenville Road, Suite 600 Lisle, IL
                                  60532 Fax No. 708-810-0764

                                  With a required copy to:

                                  The Prudential Insurance Company of America
                                  201 S. Orange Ave., Suite 795 Orlando, FL
                                  32803 Fax No. 407-649-4963

                          (e)     if to the Trustee (Crestar Bank)

                                  Crestar Bank
                                  Corporate Trust Administration
                                  10th Floor
                                  919 E. Main Street
                                  Richmond, VA 23219
                                  Fax No. 804-782-7855

or to such other address or addresses as the parties may designate to the other by notice as set forth above.

                 9.3 Entire Agreement. This Agreement, together with the Registration Rights Agreement, Put and Call Agreement, and the Voting Trust Agreement, contains the entire agreement among the parties with respect to the repurchase of the Shares and related transactions and supersedes all prior agreements, written or oral, with respect thereto.

                 9.4 Binding Agreement. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, each of the parties hereto and their respective legal representatives, successors and assigns.

                 9.5 Governing Law. This Agreement shall be governed and construed according to the laws of the Commonwealth of Virginia applicable to agreements made, delivered and performed entirely within Virginia.

                 9.6 Reformation and Severability. If any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, then such provision shall be enforced to the maximum extent permitted by law, and further, such determination shall not affect the remaining provisions of this Agreement, all of which shall remain in full force and effect.

                 9.7 Waiver. A waiver by any party of a breach of any provisions of this Agreement shall not operate, nor be construed, as a waiver of any subsequent breach hereof.

                 9.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                 9.9 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                      WLR FOODS, INC.


                                      By
                                        ----------------------------------------
                                             James L. Keeler, President

                                      CUDDY FARMS, INC.


                                      By
                                        ----------------------------------------
                                      Its
                                         ---------------------------------------


                                      COOPERATIEVE CENTRALE RAIFFEISEN-
                                      BOERENLEENBANK B.A., "Rabobank
                                      Nederland" New York Branch


                                      By
                                        ----------------------------------------
                                      Its
                                         ---------------------------------------

                                      By
                                        ----------------------------------------
                                      Its
                                         ---------------------------------------


                                      THE PRUDENTIAL INSURANCE COMPANY OF
                                      AMERICA


                                      By
                                        ----------------------------------------
                                      Its
                                         ---------------------------------------


                                      CRESTAR BANK, as Trustee


                                      By
                                        ----------------------------------------
                                      Its
                                         ---------------------------------------